EXHIBIT 10.42

                      FORM OF RETENTION INCENTIVE AGREEMENT


         THIS RETENTION INCENTIVE AGREEMENT, dated _______________, 1999, is made by and between Gardenburger, Inc., an Oregon corporation (the "Company"), and XXXX XXXXX ("Executive").

         WHEREAS, the Board of Directors of the Company recognizes the importance to the Company of the continuity of management; and

         WHEREAS, the Board, after reviewing financial data for the first half of the current fiscal year, and recognized the probability that there will be no incentive payments to Senior Management Team members for FY1999; and

         WHEREAS, the Board, after discussions with the Chief Executive Officer and the Vice President of Human Resources, determined that voluntary terminations by key management employees could occur as the result of limited retention incentives; and

         WHEREAS, the Board determined at its meeting of July 13, 1999, that action should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including Executive, to their assigned duties;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Executive hereby agree as follows:

1. Term of Agreement. This agreement shall commence on the date hereof and shall continue in effect through December 31, 2000, unless sooner terminated due to a Change in Control.

2. Nature of the Agreement. In order to induce the Executive to remain in the employ of the Company, the Company agrees, under the conditions described herein, to pay Executive the retention incentive payment described herein. No amount or benefit shall be payable under this Agreement unless Executive remains employed at the end of Term of Agreement, or unless a Change in Control event, as defined in Section 3, occurs.

3. Change in Control; Definition. A Change in Control shall mean:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition

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by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 3 are satisfied; or

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 75% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

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         (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, (A) more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur in the event of a Management Change in Control. A Management Change in Control shall mean a Change in Control pursuant to which Executive (alone or with others) acquires or retains, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (whether through the ownership of voting securities, by contract, or otherwise).

4.   Conditions of Award.

         (a) Employment. Executive is currently employed by the Company, and subject to (i), (ii) and (iii) below generally must continue to be employed during the Term of Agreement in order to be eligible for this award.

                  (i) If Executive voluntarily terminates employment before December 31, 2000, no award or prorated award will be made.

                  (ii) If Executive's employment is terminated for Cause before December 31, 2000, no award or prorated award will be made. For the purpose of this Agreement, "Cause" shall be interpreted broadly to mean
         (a) failure to adequately perform job duties (other than by reason of a disability that renders him or her unable to perform the essential functions of his or her job with or without reasonable accommodation) after imposition of progressive disciplinary process; (b) any act of

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         personal dishonesty, insubordination, breach of fiduciary duty, or willful misconduct by the Executive; (c) Executive's use of illegal drugs, or use of lawful drugs or alcohol in a manner violative of the Company's written policies; (d) objective evidence of Executive's wrongful discrimination against or harassment of another person1 (e) any conduct by Executive that may significantly disparage the integrity or reputation of the Company; (f) Executive's diversion of any corporate opportunity or other similarly serious conflict of interest inuring to the Company's detriment; (g) conduct by the Executive significantly endangering the life, safety or health of self or others;
         (h) Executive's violation of any law, rule or regulation (other than minor traffic violations or similar minor offenses) or (i) any act or failure to act by Executive of similar seriousness to those listed above.

                  (iii) If Executive's employment is terminated without Cause (including by reason of death or disability) before December 31, 2000, then a pro-rated award will be made. The award will be prorated to reflect the number of actual days Executive was actively employed after the complete execution of this Agreement as compared to the number of days between the execution of this Agreement and December 31, 2000.

         Nothing in this Section alters or modifies the "at-will" character of Executive's employment in any manner.

         (b) Team Participation. Executive currently participates as a member of the Company's Senior Management Team, and must continue as an active and productive member of that group at the direction and invitation of the Chief Executive Officer in order to be eligible for this award.

         (c) Change in Control. Should a Change in Control, as defined in
Section 3, be finalized before December 31, 2000, then provided all other eligibility criteria are satisfied, Executive will be eligible for the award on the date the Change in Control is finalized and this Agreement shall terminate.

5.   Award Compensation and Process.

         (a) Amount of Award. The award is calculated as one (1) times the current annual base salary of $XXX,XXX.XX. This amount excludes any bonuses, other incentives or other compensation the person may be entitled to receive.

         (b) Payment. The payment of the award will be made within five (5) business days after December 31, 2000, or the date that a Change in Control is finalized, whichever occurs first. Payment will be made after statutorily required taxes and other legally authorized deductions are withheld.

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1 Sworn statements shall satisfy this requirement of objective evidence.

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6.   Miscellaneous.

         (a) Notices. All notices, consents and other communications if required will be forwarded by U.S. Postal Service or express courier service:

                  To the Company:   Gardenburger, Inc.
                                    1411 SW Morrison St., Suite 400
                                    Portland, OR 97205
                                    Fax Number: 503-205-1576
                                    Attn: Vice President, Human Resources

                  To Executive:     XXXX  XXXXX
                                    At the last address
                                    Shown on the records of the Company

         (b) Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective executors, administrators, heirs, personal representatives and successors, but, except as hereinafter provided, neither this Agreement nor any right hereunder may be assigned or transferred by either party hereto, or by any beneficiary or any other person, nor be subject to alienation, anticipation, sale, pledge, encumbrance, execution, levy or other legal process of any kind against Executive, Executive's beneficiary or any other person. Notwithstanding the foregoing, any person or business succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets or otherwise, shall be bound by and shall adopt and assume this Agreement, and the Company shall obtain the express assumption of this Agreement by such successor.

         (c) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon, except to the extent otherwise expressly provided in this Agreement.

         (d) Amendment. This Agreement may only be amended by a written instrument signed by the parties hereto, which makes specific reference to this Agreement.

         (e) Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

         (f) Other Benefits. Nothing in this Agreement shall limit or replace the compensation or benefits payable to Executive, or otherwise adversely affect Executive's rights, under any other benefit plan, program or agreement to which Executive is a party.


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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officers, and Executive has set his or her hand, as of the date first written above.


XXXX  XXXXXX                        GARDENBURGER, INC.


_________________________           By: _____________________

Date: ____________________          Title: ____________________

                                    Date: ____________________